EXHIBIT 23.1







               Consent of Independent Auditors




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the UNIFAB International, Inc. Long-Term Incentive Plan and Restricted Stock Agreements with Certain Employees for the registration of 463,000 shares of UNIFAB International, Inc. common stock of the references to our firm under the captions "Selected Financial and Operating Data" and "Experts," and of our report dated April 17, 1997 (except Note 6, as to which the date is June 19, 1997, and Note 7, as to which the date is August 28, 1997), with respect to the financial statements of Universal Fabricators Incorporated, and of our report dated July 17, 1997 (except for Notes 2 and 3, as to which the date is August 28, 1997), with respect to the balance sheet of UNIFAB International, Inc., included in the Registration Statement (Form S-1 No. 333-31609) of UNIFAB International, Inc., filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

                              Ernst & Young LLP


New Orleans, Louisiana
March 31, 1998